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                                                               Exhibit No. 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated January 24, 1992 and January 25, 1993, related to the December 31, 1990, 1991 and 1992 financial statements of Contel of New York, Inc. and Contel of West Virginia, Inc., included in Citizens Utilities Company's Form 8-K dated December 15, 1993, and to the reference to our firm under the heading "Experts" in this Registration Statement.



                                                  /s/ Arthur Andersen & Co.
                                                  -------------------------
                                                  ARTHUR ANDERSEN & CO.


Dallas, Texas,
    March 23, 1994.